Exhibit 99.1

RPC, Inc. Announces

Regular Quarterly Cash Dividend

ATLANTA, January 28, 2026 – RPC, Inc. (NYSE: RES) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.04 per share payable March 10, 2026 to common stockholders of record at the close of business on February 10, 2026.

About RPC, Inc.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of America, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found on the internet at RPC.net.

For information about RPC, Inc. or this event, please contact:

Joshua Large

Vice President, Corporate Finance and Investor Relations

(404) 321-2152

jlarge@rpc.net

Michael L. Schmit

Chief Financial Officer

(404) 321-2140

irdept@rpc.net